SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2000

Dime Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13094	11-3197414

(State or Other Jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

589 Fifth Avenue New York, New York	10017

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 326-6170

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.

             Dime Bancorp, Inc. (“Dime”) files this current report on Form 8-K (1) to disclose information regarding the issuance of litigation tracking warrants as a dividend on its outstanding common stock and (2) to update information previously disclosed regarding certain litigation arising out of the hostile takeover attempt against Dime (the “Hostile Tender Offer”) by North Fork Bancorporation, Inc. (“North Fork”).

(1)   LITIGATION TRACKING WARRANTS

             On December 18, 2000, Dime Bancorp, Inc. issued the following press release regarding its litigation tracking warrants:

Contact: Dime William S. Burns (212) 326-6170

December 18, 2000
00/37

FOR IMMEDIATE RELEASE

DIME ANNOUNCES DISTRIBUTION OF LITIGATION TRACKING WARRANTS

             New York, NY-- December 18, 2000-- Dime Bancorp, Inc. (NYSE: DME) today announced that its Board of Directors has declared a distribution to common stockholders of a substantial portion of Dime's economic interest in its pending "goodwill" lawsuit against the United States government through the issuance of Litigation Tracking Warrants™(LTW™s).

             Dime has set the close of business on December 22, 2000 as the record date for the determination of those stockholders eligible to receive LTWs. Each eligible stockholder will receive one LTW for each share of Dime's common stock held on the record date. Dime will distribute the LTWs to eligible stockholders beginning on December 29, 2000. The LTWs will be listed on the Nasdaq National Market under the trading symbol DIMEZ (CUSIP number 25429Q 11 0) and will begin trading following the record date. Dime understands that its common stock will continue to trade on the New York Stock Exchange with "due bills" (reflecting a seller's obligations to deliver LTWs when received) from December 20, 2000 until the "ex-distribution date," which will be January 2, 2001 - the first business day after the December 29th distribution date.

             At September 30, 2000, Dime had assets of $25.2 billion and deposits of $13.9 billion. Its principal subsidiary, The Dime Savings Bank of New York, FSB (www.dime.com), is a regional bank serving consumers and businesses through 127 branches located throughout the greater New York City metropolitan area. Directly and through its mortgage banking subsidiary, North American Mortgage Company (www.namc.com), Dime also provides consumer loans, insurance products and mortgage banking services throughout the United States.

             Certain statements in this press release may be forward-looking. A variety of factors could cause Dime's actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect such forward-looking statements include the vagaries of litigation, the timing and occurrence (or non-occurrence) of events that may be subject to circumstances beyond Dime's control, market fluctuations, and changes in applicable laws and regulations or interpretations thereof.

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(2)   SALOMON SMITH BARNEY CASE

             On March 29, 2000, Dime had filed suit in the Supreme Court of the State of New York, County of New York, against Salomon Smith Barney, Inc. ("Salomon"), which had been acting as a financial advisor to North Fork in connection with the Hostile Tender Offer. The complaint alleged violations of a provision of a confidentiality agreement, dated May 12, 1997, between Dime and Salomon, which the complaint stated prohibited Salomon, for a three-year period, from providing financial advisory services to any entity interested in acquiring or otherwise entering into a business combination transaction with Dime without Dime's prior written consent to either the transaction or the provision of such advice (the "Confidentiality Agreement"). On May 17, 2000, Dime had amended its complaint to include a claim for monetary damages from Salomon and a claim against North Fork. On June 30, 2000, North Fork moved to dismiss the amended complaint as against North Fork, which was denied on September 13, 2000. On December 7, 2000, the court granted Dime's motion for partial summary judgment against Salomon on the issue of liability, finding that Salomon breached the Confidentiality Agreement by advising North Fork without Dime's consent in connection with the Hostile Tender Offer, and denied Salomon's cross-motion for summary judgment against Dime on the issue of damages. In addition, on that date, Dime voluntarily dismissed its claims against North Fork.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIME BANCORP, INC.
By:	/s/ James E. Kelly

	Name: Title:	James E. Kelly General Counsel

Date: December 18, 2000